Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arena Resources, Inc. Stock Option Plan, of our report dated March 29, 2007 with respect to the consolidated financial statements of Arena Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006 and the effectiveness of internal control over financial reporting of Arena Resources, Inc., filed with the Securities and Exchange Commission.

/s/ Hansen Barnett & Maxwell, P.C.

Salt Lake City, Utah
November 27, 2007